Direct & Indirect Subsidiaries

Name of Subsidiary	Jurisdiction
9164-4187 Quebec Inc (dba "Amadis")	Canada
Bedrock Automation Platforms, Inc.	Delaware
Calvatec Limited	England & Wales
Cambridge Analog Technologies, Inc.	Delaware
Icron Technologies Corporation	Canada
Innova Card	France
L&L Engineering, LLC	New Hampshire
Maxim (I.P.) Enterprise Solutions Corporation	Philippines
Maxim Dallas (Shanghai) Semiconductor Trading Co. Ltd.	China
Maxim Dallas (Shanghai) Semiconductor Trading Co., Ltd. Beijing Haidian Branch	China
Maxim Dallas (Shanghai) Semiconductor Trading Co., Ltd. Shenzhen Branch	China
Maxim France SARL	France
Maxim Gesellschaft fur elektronische integrierte Bausteine GmbH	Germany
Maxim Holding Company Ltd.	Cayman Islands
Maxim India Integrated Circuit Design Private Limited	India
Maxim Integrated Acquisition GmbH	Germany
Maxim Integrated GmbH	Austria
Maxim Integrated Products (Thailand) Co., Ltd.	Thailand
Maxim Integrated Products Asia Limited	Hong Kong
Maxim Integrated Products GmbH (Austria)	Austria
Maxim Integrated Products GmbH (Germany)	Germany
Maxim Integrated Products India Sales Private Limited	India
Maxim Integrated Products International Limited	Ireland
Maxim Integrated Products International Sales Ireland Ltd, Filial Sweden	Sweden
Maxim Integrated Products International Sales Japan GK	Japan
Maxim Integrated Products International Sales Limited	Ireland
Maxim Integrated Products International Sales Limited France Branch Office	France
Maxim Integrated Products International Sales Limited Italian Branch Office	Italy
Maxim Integrated Products International Sales Limited Singapore Branch	Singapore
Maxim Integrated Products International Sales Limited Türkiye Istanbul rtibat Bürosu	Turkey
Maxim Integrated Products International Sales Limited UK Branch Office	United Kingdom
Maxim Integrated Products International Sales Limited, Dublin (Ireland), Zurich Branch	Switzerland

Direct & Indirect Subsidiaries

Maxim Integrated Products International Sales Limited, Korean Branch	Korea, Republic Of
Maxim Integrated Products International Sales Limited, Philippines Branch Office	Philippines
Maxim Integrated Products International Sales Limited, Russian Sales Branch	Russian Federation
Maxim Integrated Products International Sales Limited, Taiwan Branch (Ireland)	Taiwan, Province Of China
Maxim Integrated Products Korea Inc.	Korea, Republic Of
Maxim Integrated Products UK Limited	England & Wales
Maxim Integrated Products UK Limited Italian Branch	Italy
Maxim Integrated Products, Inc. Singapore Branch Office	Singapore
Maxim International Holding Inc.	Delaware
Maxim Island Holdings Corporation	British Columbia
Maxim Japan Co., Ltd	Japan
Maxim Mikroelektronik Tasarim ve Gelistirme Ltd. Sti	Turkey
Maxim Phil. Holding Corporation	Philippines
Maxim Phil. Land, Corporation[1]	Philippines
Maxim Phil. Operating Corporation	Philippines
Maxim Semiconductor Corporation (Taiwan)	Delaware
Maxim Semiconductor Corporation (Taiwan), Taiwan Branch	Taiwan, Province Of China
Maxim Technology Ltd.	Cayman Islands
Mobilygen Corporation	California
MXIM Circuits Design Shanghai Limited	China
Phyworks Limited	England & Wales
Scintera Networks LLC	Delaware
TagArray, Inc.	Delaware
Teridian Semiconductor Corporation	California
Teridian Semiconductor Holdings Corp.	Delaware
Teridian Semiconductor Intermediate Holding Corp.	Delaware
Trinamic Motion Control GmbH & Co. KG	Germany
Trinamic OÜ	Estonia
Trinamic Verwaltungsgesellschaft mbH ("Trinamic GmbH")	Germany
Trinamic, Inc.	Delaware
Volterra Asia Pte. Ltd.	Singapore
Volterra Semiconductor LLC	Delaware

1 Security Bank Corp. (trustee of Maxim Group of Companies Employees’ Multiemployer Retirement Plan) owns 60% of Maxim Phil. Land, Corporation (MPLC) shares and Maxim Phil. Holding Corp. (MPHC) owns 40% of MPLC shares.
2